EX-99.77Q1(a)

Dreyfus Investment Grade Bond Funds, Inc. (the "Fund")
- Dreyfus Inflation Adjusted Securities Fund
- Dreyfus Premier Short Term Income Fund
- Dreyfus Premier Yield Advantage Fund

Articles Supplementary are incorporated by reference to Exhibit
(a)(2) of Post-Effective Amendment No. 21 to the Registration
Statement on Form N-1A, filed August 2, 2002.

Articles Supplementary are incorporated by reference to Exhibit
(a) (3) of Post-Effective Amendment No. 24 to the Registration
Statement on Form N-1A, filed October 31, 2002.

Articles of Amendment are incorporated by reference to Exhibit
(a) (4) of Post-Effective Amendment No. 24 to the Registration
Statement on Form N-1A, filed October 31, 2002.